Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES NEW UNSECURED

CREDIT FACILITY

Itasca, IL, October 5, 2005 — Gallagher today announced that it entered into a $450 million unsecured credit facility, expiring on October 4, 2010, with a group of nine financial institutions led by Harris N.A., Citibank, N.A., and Barclays Bank PLC. Gallagher may also request an additional $100 million in funding capacity within the facility. Funds may be drawn for stock repurchase, future acquisitions or general corporate purposes. This agreement replaces a $250 million unsecured revolving credit facility that was due to expire in July 2006.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in seven countries and does business in more than 110 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded on the New York Stock Exchange under the symbol AJG.

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